Exhibit 23.6

[LETTERHEAD OF RPS]

Consent of RPS

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form F-3 and related Prospectus Supplements of CNOOC Limited for the registration of debt securities and guarantees and to the incorporation by reference therein of our reports dated January 31, 2013, included in its Annual Report on Form 20-F for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

RPS

By:	/s/ Debbie Perkins
Debbie Perkins
Vice President

Houston, Texas

April 19, 2013